                                                                   EXHIBIT 10.16
                                                                   -------------

                                 STADIUM LEASE AGREEMENT
                                 -----------------------

  STADIUM LEASE AGREEMENT (this "Agreement"), entered into as of this ____ day of February, 1999, by and between MILLENNIUM SPORTS MANAGEMENT, INC., a New Jersey corporation having offices at Ross' Corner, U.S. Highway 206 and County Route 565, P.O. Box 117, Augusta, New Jersey 07822-0117 ("Lessor"), and NEWARK BEARS, INC., a ______________ corporation having offices at 10 Bridge Street, Newark, New Jersey 07102 ("Lessee").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

  WHEREAS, Lessor owns and operates a 4,300-seat capacity baseball stadium known as Skylands Park, located in Frankford Township, New Jersey; and

  WHEREAS, Lessee owns and operates the Newark Bears professional baseball team, which Team is a member of and plays in the independent Atlantic League; and

  WHEREAS, pending the completion of its permanent home stadium in or around Newark, New Jersey, Lessee desires to utilize the Stadium (as such term is hereinafter defined) for a portion of the Team's home games during the 1999 baseball season; and

  WHEREAS, Lessor and Lessee are ready, willing and able to enter into an agreement for Lessee's use of the Stadium on the terms and conditions of this Agreement;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definitions.
      -----------

  As used in this Agreement, the following capitalized terms have the following meanings:

(a)  Alcoholic Concessions.  "Alcoholic Concessions" means any and all beer
     ---------------------
     and/or other alcoholic beverages which may be offered for sale at the Stadium.

(b)  Baseball Days.  "Baseball Days" has the meaning ascribed thereto in Section
     -------------
     5(a) below. The current schedule of dates for Baseball Days is annexed hereto as Schedule A.
               ----------

(c)  Cardinals.  "Cardinals" means the New Jersey Cardinals Minor League
     ---------
     professional baseball team in the New York-Penn League, or any other replacement baseball team which constitutes the primary tenant of the Stadium at the time in question.

(d)  Concessions.  "Concessions" means, collectively, Alcoholic Concessions and
     -----------
     Non-Alcoholic Concessions.

(e)  League.  "League" means the independent Atlantic League of professional
     ------
     baseball teams, of which the Team is a member in good standing.

(f)  Lessee's Souvenirs.  "Lessee's Souvenirs" means scorecards, posters,
     ------------------
     yearbooks, publications, catalogs, programs, media guides, flags, symbols, pennants, toys, pins, key chains, bats, hats, t-shirts, sweatshirts, jerseys, clothing and all other such merchandise of similar type known generally as novelty or souvenir items which, in each case, bear the logo of or are directly related to the League or any member teams thereof (including but not limited to the Team).

(g)  Lessor's Souvenirs.  "Lessor's Souvenirs" means scorecards, posters,
     ------------------
     yearbooks, publications, catalogs, programs, media guides, flags, symbols, pennants, toys, clothing and all other such merchandise of similar type known generally as novelty or souvenir items, other than items constituting
                                                   ----- ----
     Lessee's Souvenirs.

(h)  Non-Alcoholic Concessions.  "Non-Alcoholic Concessions" means all food,
     -------------------------
     soft drinks and other similar or related goods and services (other than alcoholic beverages) which may be offered for sale at the Stadium on Baseball Days; provided, however, that "Non-Alcoholic Concessions" shall
                    --------  -------
     not include any sales or revenues from skyboxes in Skylands Park or from
     ---
     the recreational facility, sporting goods store, exhibition hall and other facilities excluded from the definition of the "Stadium."

(i)  Souvenirs.  "Souvenirs" means, collectively, Lessee's Souvenirs and
     ---------
     Lessor's Souvenirs.

(j)  Stadium.  "Stadium" means the baseball stadium known as Skylands Park, and
     -------
     any successor stadium at the same location known by the same, similar or different name, together with all parking areas, grass fields, fixtures, equipment, additions, alterations, improvements, appurtenances and the like located thereon or related thereto, located generally at the intersection of U.S. Route 206, New Jersey Route 15, and Sussex County Route 565, all in Frankford Township, Sussex County, New Jersey; provided, however, that the
                                                    --------  -------
     "Stadium" shall not include any of the skyboxes in Skylands Park or any of
                     ---
     the ancillary buildings or facilities within the complex in which the Stadium is located, including but not limited to the recreational facility, the sporting goods store, the exhibition hall, and the clubhouse and administrative building in such complex.

(k)  Team.  "Team" means the Newark Bears franchise in the League, which Team is
     ----
     owned and operated by Lessee.

(l)  Term.  "Term" means the period commencing on May 13, 1999 and continuing
     ----
     through June 29, 1999, during which period all of the Baseball Days will take place.

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2.    Term.  Subject to prior termination in accordance with Section 3 below,
      ----
the term of this Agreement shall be for (and shall be limited to) the Baseball Days during the Term. In the event that any Team home game during the Term is required to be rescheduled due to inclement weather or other conditions beyond the control of Lessee, then Lessee shall consult with Lessor with respect to scheduling an alternate date during the Term for such postponed game, and the parties shall cooperate in good faith to accommodate any such required scheduling; provided, however, that Lessee recognizes (a) the priority which
            --------  -------
Lessor is required to accord to the Cardinals with respect to the Cardinals' home games, and (b) the possibility of Lessor making other commitments with respect to the Stadium for days which are not listed on Schedule A hereto.
                                                        ----------

3.    Termination.
      -----------

(a)  This Agreement may be terminated:

(i) at the option of Lessor, in the event that Lessee shall fail to perform any material obligation of Lessee under this Agreement, and such non-performance shall continue uncured for (A) in the case of non-payment of money, five (5) days after written notice thereof to Lessee, and (B) as to any other default, ten (10) days after written notice thereof to Lessee;

(ii) at the option of Lessee, in the event that Lessor shall fail to perform any material obligation of Lessor under this Agreement, and such non-performance shall continue uncured for (A) in the case of non-payment of money, five (5) days after written notice thereof to Lessor, and (B) as to any other default, ten (10) days after written notice thereof to Lessor; or

(iii) at the option of either party, in the event that any material portion of the Stadium shall be condemned or taken by the exercise of the right of eminent domain.

(b) Termination of this Agreement (whether upon scheduled expiration, pursuant to this Section 3, or otherwise) shall be without prejudice to (i) any all outstanding obligations of the parties accrued hereunder through the effective date of termination, and (ii) any claims for damages arising out of the event or cause constituting the basis for such termination (including, without limitation, in the event of Lessee's breach, Lessor's right to require the immediate payment of all base rent for the remainder of the Term based on the 18-Baseball Day minimum hereunder or such greater number of Team games as were actually played at the Stadium prior to termination).

4.    Rent.
      ----

(a) In consideration of the use of the Stadium hereunder, Lessee shall pay base rent to Lessor for each Baseball Day at the rate of $3,000 per Baseball Day. Except as otherwise provided in Section 4(d) below, a split doubleheader (i.e., two Team games scheduled for a single calendar day) shall be treated as two Baseball Days, for which a separate base rental shall be payable for each.

(b) It is contemplated that the Team will play not less than eighteen (18) and not more than twenty-one (21) regulation length home games during the Term, provided that the parties acknowledge that, under certain circumstances (e.g., on the last day of a homestand on which the visiting team is not scheduled to revisit the Team during the Term), a rainout or other such postponement may not be capable of being made up. The base rent therefor shall be payable in installments as follows: (i) $10,000 due and payable not later than March 1, 1999; (ii) $10,000 due and payable not later than May 15, 1999; (iii) $12,000 due and payable not later than June 1, 1999;
     (iv) $12,000 due and payable not later than June 15, 1999; (v) $12,000 due and payable not later than June 30, 1999; and (vi) the unpaid balance (if any) of such base rent due and payable not later than July 15, 1999 (subject to Lessee's rights to offset thereagainst the amount of any payment then due and payable to Lessee pursuant to Section 12(b) and/or
     Section 14 below). Such base rent shall be earned and payable regardless of whether or when the Team's permanent home stadium is ready for use or (except in the event of termination of this Agreement by Lessee pursuant to Section 3 above) whether any of the Team games scheduled for the Stadium are played at the Stadium or elsewhere. In the event that any rent shall be in arrears at any time, Lessor shall, in addition to all other rights and remedies, have the right to offset such outstanding arrearage against the amount of any payments then or thereafter due and payable to Lessee pursuant to Section 12(b) and/or Section 14 below.

(c) In the event that any Team home game is suspended on a Baseball Day, Lessor shall not charge Lessee an additional base rental fee for the completion of such suspended game if such suspended game is continued and completed immediately before or after the regularly scheduled Team home game on a day that is otherwise a scheduled Baseball Day hereunder. In the event that Lessee wishes to continue a suspended game on a day that is not otherwise a scheduled Baseball Day hereunder, the parties shall negotiate in good faith an additional rental fee that takes into consideration the fee previously paid for that portion of the suspended game that has already been played, and the additional costs to Lessor of operating the Stadium on the additional date. Lessee acknowledges that the availability of the Stadium on non-Baseball Days may be constrained by prior commitments to the Cardinals and/or other events at the Stadium.

(d) Lessee shall have the right, in its reasonable discretion, to postpone games on account of inclement weather, and Lessor shall have the right, in its reasonable discretion, to determine that the playing field in the Stadium is or will be rendered unsafe or unplayable (or that the use of the playing field under prevailing conditions will cause unreasonable damage to such field); and in any such instance, any Team home game then scheduled shall be postponed. In the event that any Team home game is postponed due to inclement weather or other such cause beyond the control of Lessee, Lessee may reschedule such postponed game as part of a doubleheader on an otherwise scheduled Baseball Day hereunder (in which event no additional base rental shall be payable by Lessee and no refund of base rent shall be payable by Lessor), or Lessee may reschedule such postponed game for another available date during the Term (subject to availability of the Stadium in each instance). Lessee acknowledges that the availability of the Stadium on non-Baseball Days may be constrained by prior commitments to the Cardinals and/or other events at the Stadium.

5.    License to Use Stadium.
      ----------------------

(a) In consideration of the rent and other amounts to be received by Lessor hereunder, Lessor shall permit Lessee to use the Stadium during the Term for the purpose of the Team playing eighteen (18) to twenty-one (21) regular season home baseball games, which shall played on those dates set forth in Schedule A hereto (subject to rescheduling in accordance with
              ----------
     Section 2 and Section 4 above). Such use shall include the exclusive use, on game days, of the visitor's clubhouse/locker room (which shall be shared by the Team and the visiting team for each game), and the right to set up and operate on Baseball Days (subject to removal at the conclusion of each Baseball Day) a single unit "Bears Speed Pitch" amusement on a Stadium walkway or adjacent walkway designated by Lessor (with all revenues from such amusement belonging to Lessee). It is understood and agreed that the hours of use of the Stadium by Lessee for such purposes shall commence no earlier than three and one-half (3 1/2) hours prior to the regularly scheduled game time (with all games to be scheduled to commence at or about 7:00 p.m. local time on all days other than Sundays, and at or about 1:00 p.m. local time on Sundays, or at such other times as shall be mutually agreeable to Lessor and Lessee) and shall end no later than one (1) hour after the actual completion of such game (each, a "Baseball Day"). In the event that Lessee shall desire to use the Stadium for practice sessions or otherwise (other than on game days, when Lessee shall have priority use thereof as set forth herein), it shall discuss in good faith with Lessor the terms and conditions therefor including, but not limited to, the payment of a separate rental fee for such uses.

(b) Lessee acknowledges that Lessor is contractually required to accord scheduling priority to the Cardinals, and that Lessee will be required to schedule Team games for days (i) on which the Cardinals are not scheduled to utilize the Stadium, and (ii) which are not one of three (3) open dates reserved for the Cardinals in each season; and, without limitation of the foregoing, Lessee may be required to reschedule certain of the game days set forth in Schedule A to avoid conflict with the Cardinals. In order to
                  ----------
     provide Lessee with information as to potential available dates if any of the Team games are required to be rescheduled hereunder, Lessor shall, promptly after same becomes available, provide Lessee with a schedule of Cardinals home games during the Term; provided, however, that (A) such
                                           --------  -------
     schedule of Cardinals home games is subject to change at any time and from time to time (and Lessor disclaims any obligation to apprise Lessee of any such changes), and (B) notwithstanding that such schedule of Cardinals home games extends beyond the Term, in no event and under no circumstances will Lessee have any right to reschedule any Team games for any date which is beyond the expiration of the Term.

6.    Skyboxes.
      --------

(a) Notwithstanding the exclusion of skyboxes from the definition of "Stadium" hereunder, Lessor shall permit Lessee to utilize one (1) skybox in Skylands Park (being the skybox otherwise reserved by Lessor for its own use) for use by Lessee and its guests on Baseball Days. Lessee shall be solely responsible for garbage disposal and other such services for such skybox on Baseball Days, and shall, at the conclusion of each Baseball Day, leave such skybox in a clean and orderly condition.

(b) Anything elsewhere contained in this Agreement to the contrary notwithstanding, Lessee will permit season skybox subscribers of Lessor to attend Team games in their respective skyboxes without requirement of payment of any admission charge. Lessor and Lessee will cooperate with one another to establish a system for such season skybox subscribers to identify themselves as such, and thereby gain admission to their skyboxes for Team games.

7.    Maintenance.  Lessor shall, at its expense, do any and all prep work,
      -----------
maintenance and cleaning necessary in order that the Stadium (including, without limitation, the playing field, visitors' clubhouse and locker room, and spectator areas) shall be in a condition, on Baseball Days, for the practicing, playing and viewing of baseball that is consistent with the conditions then prevailing at similarly situated baseball facilities; provided, however, that to
                                                      --------  -------
the extent that any maintenance or repairs of Lessor's property (other than normal wear and tear) are required by reason of the negligence or misconduct of Lessee or the Team, the cost of such maintenance or repair shall be chargeable to Lessee and shall be paid by Lessee to Lessor on demand. In addition, except to the extent that any such clean-up shall be caused by the negligence or misconduct of Lessee or the Team, Lessor shall be responsible for the clean-up of the Stadium upon the conclusion of each Baseball Day.

8.    Utilities.  During each Baseball Day, Lessor shall, at its expense,
      ---------
furnish all water, gas, electricity (including all playing field floodlights), and sanitation services, required in connection with the normal use of the Stadium.

9.    Game Staff and Personnel.  Lessee shall provide and pay for all ushers,
      ------------------------
ticket takers, ticket sellers, bat and ball boys and girls, PA announcer, scoreboard operator, concession and Souvenir hawkers, and any and all other personnel as are necessary to accommodate the public at the Stadium during the period when Team games are in progress and for appropriate periods before and afterwards, all in accordance with standards consistent with those then prevailing at similarly situated baseball facilities.

10.    Security.  During each Baseball Day, Lessee shall provide and pay for all
       --------
security personnel necessary to maintain the Stadium, and Lessor's other property accessible from the Stadium, in a safe and secure condition. Such personnel shall be sufficient in number to provide a reasonable level of safety to all spectators and the security of the Stadium and Lessor's other property. Lessor shall have the right of approval of any security service or personnel hired by Lessee hereunder, which approval shall not be unreasonably withheld or delayed.

11.    Medical Personnel.  During each Baseball Day, Lessee shall provide and
       -----------------
pay for appropriate paramedic personnel to be present and on duty at the Stadium.

12.    Parking; Traffic Control.
       ------------------------

          (a) During each Baseball Day, Lessee shall provide sufficient numbers of traffic control personnel to adequately direct traffic in the parking lots and in the vicinity of the Stadium both during and for a reasonable period of time before and after Team home games at the Stadium. Lessee shall charge parking fees for Team home games at Skylands Park at the rate of $3 per automobile and $10 per bus (which fees are intended to be consistent with the fees currently charged by Lessor for Cardinals games and certain other events at Skylands Park). Such parking fees shall belong to Lessee.

          (b) Anything elsewhere contained in this Agreement to the contrary notwithstanding, Lessor reserves the right to sell season parking passes for all events at Skylands Park, which may include parking for Team games on Baseball Days. Lessee shall honor all such season parking passes, and shall not request, charge or collect any parking fees from persons presenting season parking passes; provided, however, that Lessee shall keep a record of the names and
        --------  -------
dates of all persons presenting such season parking passes for parking at Team games on Baseball Days, and upon presentment of such list to Lessor within fifteen (15) days after the conclusion of the Term, Lessor shall reimburse Lessee for such foregone parking revenues, at the rates provided in Section 12(a) above, within fifteen (15) days after Lessor's receipt of Lessee's list hereunder (subject to the right of Lessor, during such fifteen (15) day period, to verify the accuracy of any or all items on Lessee's list).

13.    Ticket Sales and Admissions.
       ---------------------------

(a) Lessee shall determine the price of, charge and retain any and all of the revenues from admissions to the Stadium for Team games. Lessee shall be responsible for, and shall pay when due, all related taxes.

(b) In order to assist Lessee with respect to ticket sales for Team games, Lessor shall permit Lessee, at its option, either to (i) utilize, at no additional charge, a small space designated by Lessor in the sporting goods store adjacent to the Stadium, from which space Lessee may sell tickets to Team games, or (ii) place a portable ticket stand or trailer in a space designated by Lessor in the parking lot adjacent to the Stadium which is reasonably proximate to the Stadium gate, subject to Lessor's right to approve the design, markings and other attributes of such ticket stand or trailer (which approval will not be unreasonably withheld or delayed). In addition, on Baseball Days only, Lessee may, without requirement of payment of any additional rent therefor, utilize the exhibit hall adjacent to the Stadium for ticket sales, administrative offices and sales of Lessee's Souvenirs. If Lessee elects to utilize the exhibit hall hereunder, such use shall be on the terms and conditions otherwise applicable to the use of the Stadium hereunder, except that (A) no additional rent shall be payable for the use of the exhibit hall, and (B) Lessee shall be responsible for garbage disposal and other routine services for the exhibit hall on Baseball Days (such that the exhibit hall is maintained in a clean and orderly condition, with all of Lessee's property removed therefrom upon the conclusion of each Baseball Day).

14.    Concessions.  Lessor and/or its concessionaire(s) shall be entitled to
       -----------
provide all Concessions at the Stadium throughout the Term, to determine the types and mix of products and the prices therefor (which shall be generally consistent with the products and prices available at Cardinals games), and to receive and retain any and all revenues therefrom, provided that Lessor shall, within fifteen (15) days after the close of each calendar month during the Term,
(a) provide a written report to Lessee of all Non-Alcoholic Concession revenues during Team home games at the Stadium during such calendar month, and (b) pay to Lessee an amount equal to forty-two

(42%) percent of all Non-Alcoholic Concession receipts collected by Lessor and/or its concessionaire(s) during Team home games at the Stadium during such calendar month (subject to offset thereagainst as contemplated by Section 4(b) above). Lessee acknowledges that Lessor is not legally permitted to share revenues from Alcoholic Concessions, and the foregoing payments by Lessor to Lessee are not intended to and shall not constitute a sharing of revenues from Alcoholic Concessions. Anything elsewhere contained in this Section 14 to the contrary notwithstanding, to the extent that Lessor shall not receive its share of gross receipts from its concessionaire(s) in respect of Baseball Days, Lessor's obligation to remit payments to Lessee hereunder shall be correspondingly and proportionately reduced and/or deferred until such time as Lessor receives payment from its concessionaire(s).

15.    Souvenirs.
       ---------

(a) During each Baseball Day, Lessee shall have the exclusive right to sell Lessee's Souvenirs at sales tables or booths or by hawkers located within the Stadium; provided, however, that nothing herein contained shall be
                  --------  -------
     deemed to restrict or impair in any manner the operation of or goods offered and sold in the sporting goods store operated by Lessor (including any successor or assignee) adjacent to the Stadium premises. Lessor shall permit Lessee the use of reasonable space within the Stadium premises at which to set up sales tables or booths for the sale of Lessee's Souvenirs. Lessee shall be responsible for supplying, and shall be entitled to any and all revenues derived from, the sale of Lessee's Souvenirs. In no event and under no circumstances shall Lessee sell any Souvenirs other then Lessee's Souvenirs in or about the Stadium.

(b) In the event that Lessee shall request the ability to sell, or shall request Lessor to sell, any of Lessee's Souvenirs in the sporting goods store described in Section 15(a) above, Lessor may, in its sole and absolute discretion, either (i) refuse to permit any sale of Lessee's Souvenirs in such sporting goods store, (ii) provide to Lessee, without additional charge, a small space designated by Lessor in such sporting goods store, from which Lessee's personnel may sell Lessee's Souvenirs for Lessee's account, or (iii) Lessor may agree to offer Lessee's Souvenirs on a consignment basis pursuant to which (A) such Lessee's Souvenirs as Lessor may agree to offer shall be consigned by Lessee to such sporting goods store for sale at such prices as shall be designated by Lessee, (B) all risk of loss in respect of such Lessee's Souvenirs shall remain with Lessee while such Lessee's Souvenirs are on consignment, and (C) Lessor shall be entitled to retain, out of the proceeds of sales of such Lessee's Souvenirs, a commission equal to 25% of such sale proceeds (with the remaining 75% of such sale proceeds in any month to be remitted to Lessee within twenty-five (25) days after the close of such calendar month).

16.    Advertising.
       -----------
(a) Lessee shall have no right to any use of any advertising space within or about the Stadium or any adjoining facilities, and shall have no right to share in any advertising revenues derived from plaza avails, outfield signage or other means or forms of advertising within or about the Stadium or any of the adjoining facilities; provided, however, that nothing
                                         --------  -------
     herein contained shall be deemed to preclude Lessee form selling advertising in its own scorecards, game programs, yearbooks or other printed material which it may sell at Team games at the Stadium, and to retain all revenues derived from its sales of such advertising.

(b) No advertising, promotional materials or other information or announcements disseminated or provided by or on behalf of Lessee (in whatever form or medium, whether written, broadcast, telecast or otherwise) shall (i) make any mention of or seek to capitalize on the name of Lessor or Skylands Park, other than to indicate to potential patrons, radio listeners and persons having business dealings with Lessee that particular Team games are being or will be played at Skylands Park, or (ii) refer to or state, suggest or imply that the Team is a "Minor League" baseball team or in any way affiliated with Major League baseball or any Major League baseball team, or that the League is a "Minor League" baseball league or in any way affiliated with Major League baseball.

(c) Lessee shall have the right to schedule and conduct on-field promotional events on Baseball Days which may include, in Lessee's discretion, the use of fireworks, promotional giveaways and other features as may be determined by Lessee, provided that (i) Lessee shall use reasonable discretion and precaution to avoid unusual wear and tear to the playing field in the Stadium and any other affected elements of the Stadium, and (ii) any use of fireworks or other regulated or hazardous materials shall be strictly in accordance with applicable laws and permit requirements (for which Lessee shall have sole responsibility).

17.    Broadcast Rights.  Lessor shall provide and maintain suitable radio,
       ----------------
television, and press facilities at the Stadium. Lessee shall have the exclusive right to contract and arrange for all radio and television broadcast rights for the Team's game day activities at the Stadium, and to retain any and all revenues therefrom. Other than providing on Baseball Days the facilities within the Stadium from which broadcasts may be made, Lessor shall have no liability or obligation hereunder with respect any broadcasting of Team games; and without limitation of the foregoing, Lessee shall be solely responsible for all signal feeds, line charges, broadcast connections, network fees and other costs and expenses relating to any broadcast of Team games.

18.    Alterations.  Lessee shall not make any alterations, changes or
       -----------
improvements to the Stadium, and shall not suffer or permit any mechanic's or materialmen's lien to be placed on the Stadium or the underlying land by reason of any action taken by or at the behest of Lessee. Lessor shall at all times have the right to make alterations and/or changes to the Stadium and related facilities, so long as the Stadium remains usable for the conduct of the Team's home games in accordance with the standards provided herein.

19.    Insurance.  Throughout the Term, (a) Lessor shall maintain comprehensive
       ---------
general liability and property and casualty insurance in such amounts as Lessor may determine from time to time, and (b) Lessee shall maintain comprehensive public liability and indemnity insurance in an amount not less than $1,000,000 in the aggregate, which policy or policies shall name Lessor as an additional insured and shall not be cancelable as to Lessor without thirty (30) days' prior written notice to Lessor. Lessee shall provide a certificate or certificates of such insurance to Lessor upon execution and delivery of this Agreement, and thereafter at any time and from time to time upon request therefor.

20.    Compliance With Law.  Each party hereby agrees to comply with all laws,
       -------------------
ordinances, rules or regulations of any federal, state, county, city, township, municipality or other governmental authority in connection with the exercise of the rights and performance of the obligations hereunder. Lessor shall comply with all laws, ordinances, rules or regulations applicable to maintaining the Stadium facilities. Lessee shall comply with all laws, ordinances, rules or regulations applicable to its use and occupancy of the Stadium facilities.

21.    Representations and Warranties.
       ------------------------------

(a)  Lessor hereby represents and warrants that:

(i) it has all necessary rights, licenses and authorizations to carry out the terms of this Agreement;

(ii) it has full power and authority to enter into this Agreement and to make and perform its covenants, representations and undertakings contained herein; and

(iii) the individual who has signed this Agreement on behalf of Lessor has been duly authorized to do so.

(b)  Lessee hereby represents and warrants that:

(i) it has all the necessary rights, licenses, and authorizations to carry out the terms of this Agreement;

(ii) it has full power and authority to enter into this Agreement and to make and perform its covenants, representations and undertakings contained herein; and

(iii) the individual who has signed this Agreement on behalf of Lessee has been duly authorized to do so.

22.    Indemnification.  Each party shall defend, indemnify and hold harmless
       ---------------
the other party and its officers, directors, employees and agents from and against any and all costs, claims, damages, losses, liabilities and expenses (including but not limited to reasonable attorneys' fees) arising out of or related to any breach or non-performance by the indemnifying party of any of its obligations under this Agreement.

23.    Force Majeure.  Neither party shall be liable to the other because of any
       -------------
failure to perform under this Agreement to the extent that such failure is caused by fire, earthquake, flood or any other acts of God, governmental regulations or restrictions, governmental taking, vandalism, strike, labor stoppage or any other cause or condition, whether similar or dissimilar to any of the foregoing, beyond the reasonable control of such party. If Lessor fails or refuses to rehabilitate or rebuild the Stadium to usable condition within a reasonable time after damage or destruction by any event of the type described in this Section 23, then Lessee may terminate this

Agreement, without any penalty or damages whatsoever, by giving fifteen (15) days' written notice to Lessor. Any termination under this Section 23 shall be without prejudice to the outstanding obligations of the parties accrued hereunder prior to the effective date of termination.

24.    Eminent Domain.  In the event of any governmental taking of the Stadium
       --------------
or any portion thereof, or of the land (or any portion thereof) on which the Stadium is situated, any and all condemnation awards and other proceeds therefrom shall, as between Lessor and Lessee, be the sole property of Lessor.

25.    Relationship of Parties.  Nothing herein contained shall be deemed to
       -----------------------
create any relationship of joint venturers, partners, principal and agent, or otherwise as between the parties. Neither party shall have any right, or shall purport in any manner, to create any obligation on behalf of the other party.

26.    Notices.  Any notices, requests, demands or other communications required
       -------
or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, two (2) business days after being deposited with a recognized overnight courier service with all charges prepaid or billed to the sender, or three (3) business days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter and theretofore have designated by notice; provided,
                                                                    --------
however, that any notice of change of address shall not be effective until its
-------
receipt by the party to be charged therewith.

27.    General.
       -------

(a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

(b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

(c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

(d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by and construed in accordance with the laws of the State of New Jersey.

(e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party (which consent may be withheld in such other party's sole and absolute discretion).

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

(g) In the event of any dispute under or arising out of this Agreement, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

(h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

(j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.


                              MILLENNIUM SPORTS MANAGEMENT, INC.


                              By: /s/
                                  ---------------------------------------

                              Print Name:
                                         --------------------------------

                              Title:
                                    -------------------------------------


                              NEWARK BEARS, INC.


                              By: /s/
                                  ---------------------------------------

                              Print Name:
                                         --------------------------------

                              Title:
                                    -------------------------------------